                    INTERSIL ANNOUNCES THIRD QUARTER EARNINGS

      -     Reports revenue of $113.4 million, exceeding consensus expectations

      -     Grows power management revenue 41.1% from the previous quarter

      - Achieves adjusted earnings per share (EPS) of $.10, beating consensus estimates

IRVINE, Calif. - October 19, 2001 - Intersil Corporation (NASDAQ: ISIL) today reported financial results for the quarter ended September 28, 2001. Sales were $113.4 million, a decline of 4.1% compared to the previous quarter but above previous guidance. Adjusted net income was $11.1 million, or $.10 per diluted share of common stock, significantly surpassing consensus expectations. Including amortization and a one-time tax adjustment, the company recorded a net loss of $3.3 million.

Intersil's gross margins for the third quarter increased to 50.8%, a 50 basis point gain from the previous quarter, with improvement in both Wireless Access and Communications Analog. Intersil continues to maintain one of the strongest balance sheets in the industry, exiting the third quarter with approximately $624 million in cash and an 8% reduction in inventory during the quarter.

"Intersil's execution was outstanding during the quarter, particularly in our Communications Analog business where power management revenues grew 41% from the second quarter," said Intersil President and CEO, Greg Williams. "Our overall book-to-bill ratio was greater than one, with orders up more than 26% from the previous quarter. Intersil improved gross margins and operating expenses, which contributed to growth in our earnings per share. We continue to outperform the overall semiconductor industry and we enter the fourth quarter optimistic about our future."


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
                                       -2-

                            RESULTS BY PRODUCT GROUP

WIRELESS ACCESS

Intersil's Wireless Access sales were $29.6 million, a decline of 8.6% from the second quarter of 2001 due to continued weakness in telecom and fixed wireless markets. Although sales declined for Wireless Access products during the quarter, PRISM(R) WLAN product sales were sequentially flat and orders were up more than 20%, partially due to renewed demand from Intersil's largest enterprise customer.

"We continue to see strong design activity for our 11 megabit per second (Mbps) PRISM 2.5 wireless networking solution, which is now built into many notebook PCs by leading manufacturers including IBM, Hewlett Packard, Panasonic, Compaq and others," said Williams. "We believe that our strategic alliance for wireless LAN development with Quanta, the largest notebook manufacturer in Taiwan, is an important catalyst for embedded wireless technologies in notebooks and handhelds. We are also encouraged by the rollout of Microsoft(R)'s new Windows(R) XP operating software, which incorporates 802.11b WLAN drivers as a standard feature."

"In addition to the notebook design wins, we're excited about innovative new products that incorporate Intersil's PRISM WLAN chipset, including new wireless appliances by Panasonic and Sharp," added Williams. "Sharp Corporation, a leader in LCD TV, has integrated PRISM chipsets into their new AN-SS700 audio/visual digital transmission system that allows wireless TV reception throughout the home. We believe these products underscore the widespread adoption of wireless networking and represent the wide-range of exciting PRISM-based products that extend beyond traditional PC applications in the home and enterprise."

"Our 11Mbps PRISM product is the most popular wireless LAN radio solution in the world today," said Williams. "802.11b is the only true global standard and continues to expand at work, at home and in public places. Wi-Fi (802.11b) radios now exceed 10 million units worldwide and are helping to create a significant wireless data infrastructure. We continue to drive new levels of integration into 802.11 products, making wireless an even more attractive value. Most notebooks will soon be available with an embedded Intersil WLAN option, driving even more widespread adoption of Wi-Fi worldwide."


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
                                       -3-

Intersil plans to begin sampling its new PRISM Indigo(TM) 5 GHz wireless LAN semiconductors during the fourth quarter. The PRISM Indigo solution will support the United States 802.11a standard and will leverage Intersil's experience in high volume WLAN applications. The company will continue to work to establish global, high-data-rate standards. Intersil is also engaged with customers and Microsoft to develop solutions that are backward compatible with the millions of 802.11b radios already in place.

COMMUNICATIONS ANALOG

Intersil's Communications Analog sales were $45.7 million during the third quarter, a 14.8% increase from the previous quarter. The Power Management portion of the analog business showed particular strength, growing 41.1% from the second quarter, driven by an aggressive production ramp supporting Intel(R)'s Pentium(R) 4 microprocessor.

The trend toward faster microprocessors that require more power and support from complex analog power integrated circuits (ICs) continues. Intersil believes that its Endura(TM) power management solution offers better quality, performance, ease of use and reliability than its competitors. This enables customers to transition quickly from concept to production at the lowest overall cost. Consequently, Intersil is now the world's leading provider of power solutions for Intel and AMD high-end desktop platforms, and demand for Intersil's Endura power management products surpassed expectations during the third quarter. Intersil continues to gain market share in desktop computers and currently estimates 50% share of the world's power management ICs to support Intel's Pentium 4.

"We extended our global lead in desktop power management during the third quarter and continue to see strong design activity for notebook PCs, servers and broadband gateways," said Williams. "We plan to add to that lead through our recently announced power management alliance with Primarion. We'll co-develop a digital control architecture with Primarion to power the next generation of multi-Gigahertz PCs, servers and notebooks."


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
                                       -4-

"Our alliance with Primarion is one more factor in maintaining Intersil's global leadership in power management for advanced PC and server customers," said Williams. "Primarion is a startup company that understands high-performance power delivery to next generation microprocessors. Primarion was started in 1999 by four former Intel executives and now includes both Intel and Intersil as significant investors. The combination of Intersil and Primarion's engineering and technical proficiencies coupled with our global leadership in power management and channels to market will help accelerate the development of multi-GHz power management solutions. These digital power solutions will help complement our rich Endura power management portfolio."

Intersil added several new products to its Endura power management family during the third quarter including the world's first hot swap IC to support InfiniBand
- a new, gigabit-range communications specification for servers and storage networks that's backed by an industry association of over 200 members.

OTHER ANALOG

As expected, sales of Intersil's other analog products during the quarter decreased due to seasonality and continued soft demand. Revenue declined 17.4% during the third quarter to $38.1 million. The company's fab consolidation and transition out of automotive products is on track for completion by mid-2002, which should lead to further improvement in total analog margins.

BUSINESS OUTLOOK

"Based on the strength of our power management and wireless access businesses, we expect sequential revenue growth of 3-5% in the fourth quarter of 2001," said Williams. "We anticipate gross margins of 51% and expect an increase in earnings per share (EPS) to approximately $.11. We believe that Intersil is uniquely positioned to take advantage of the trend towards faster and more powerful computing and wireless mobility - providing power and wireless networking solutions that enable connectivity for people at work, at home and on the go."


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
                                       -5-

Investors and interested parties within the United States may listen to Intersil's conference call Friday, October 19, at 7:00 a.m. Pacific/10:00 a.m. Eastern by dialing (877) 917-3406 and providing the operator with the pass code Intersil. International callers may connect to the call by dialing (212) 547-0149. A replay of Intersil's conference call will be available starting at 9:00 a.m. Pacific/12:00 p.m. Eastern by calling (888) 562-7630 in the US or
(402) 220-6507 internationally. Confirmation code for the replay, available until October 26, 2001, is 2001. A live webcast will also be available on Intersil's Internet homepage at http://www.intersil.com/investor/index.asp.

ABOUT INTERSIL

Intersil is a global leader in designing innovative wireless networking and high performance analog solutions that enable wireless access to video, data and voice in homes, offices and public places. Creating advanced power management products, Intersil provides reliable solutions for file servers, portable information appliances and over half of all computer microprocessors manufactured today. With a rich high performance analog and mixed signal portfolio, Intersil brings added value in providing complete silicon, software and reference design solutions to new products that bring portable connectivity to people wherever they live, work or travel. Headquartered in Irvine, California, Intersil has offices in cities throughout the US, Europe and Asia. For more information about Intersil or to find out how to become a member of our winning team, visit the company's Web site and career page at: http://www.intersil.com.

This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based Intersil Corporation's ("Intersil") management's current expectations, estimates, beliefs, assumptions, and projections about Intersil's business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and variations of these words or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Important risk factors that may cause such material differences for Intersil include, but are not limited to: the recent economic slowdown in the technology sector and the semiconductor industry; the rate at which consumers adopt small handheld Internet appliances and portable computing devices in enterprises and in homes; the rate at which our present and future customers and end-users adopt Intersil's wireless access, power management, and other analog technologies and products; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability and quality of foundry and assembly capacity and raw materials; the effectiveness of Intersil's expense and product cost control and reduction efforts; intellectual property disputes, customer indemnification claims, and other litigation risks; Intersil's ability to develop, market, and transition to volume production new products and technologies in a timely manner; risks inherent in acquisitions and divestitures, such as the anticipated benefits not being realized, integration issues, unanticipated costs, changing relationships with customers and suppliers, accounting treatment and charges; the success of our recently public offering of securities, as well as other risk factors. Intersil's Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Registration Statement of Form S-3, and other Intersil filings with the U.S. Securities & Exchange Commission ("SEC") (which you may obtain for free at the SEC's Web site www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this press release and Intersil undertakes no obligation to update or revise these forward-looking statements.


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
                              INTERSIL CORPORATION
                          FINANCIAL SUMMARY (ADJUSTED)
            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)

                                   Three Months Ended                 Nine Months Ended

                                 9/28/01       9/29/00               9/28/01     9/29/00

Revenue                          $113.4        $166.2                $359.4      $422.1
  Year/Year Growth                  -32%                                -15%

Gross Margin                       57.6          84.1                 178.4       196.9
  % of Sales                         51%           51%                   50%         47%

R&D                                25.4          22.9                  80.6        60.9
  SG&A                             21.4          32.7                  71.2        87.1

Adjusted Operating Income          10.8          28.5                  26.6        48.9
  % of Sales                         10%           17%                    7%         12%

Adjusted Net Income                11.1          17.2                  28.2        21.7
  % of Sales                         10%           10%                    8%          5%

Adjusted EPS
  Basic                          $ 0.10        $ 0.18                $ 0.27      $ 0.25
  Diluted                        $ 0.10        $ 0.17                $ 0.26      $ 0.23

Weighted Average Shares
  Basic                           105.7          96.1                 105.5        88.3
  Diluted                         109.1         102.6                 108.9        95.3


NOTE: This financial summary excludes amortization of intangibles, impairments, restructuring, extraordinary items and other one-time items.













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
                              INTERSIL CORPORATION
                            STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        Three Months Ended             Nine Months Ended
                                                      9/28/01        9/29/00          9/28/01      9/29/00

REVENUE
 Product sales                                         $113.4         $166.2           $359.4       $422.1

COSTS AND EXPENSES
  Cost of product sales                                  55.8           82.1            200.2        225.2
  Research and development                               25.4           22.9             80.6         60.9
  Selling, general and administrative                    21.4           32.7             71.2         87.1
  Intangible amortization                                11.3            5.9             33.6         11.4
  Impairment of long-lived assets                          --             --              7.6           --
  Restructuring                                            --             --             32.4           --
  Other                                                    --             --               --          1.2
                                                       ------         ------           ------       ------
OPERATING INCOME (LOSS)                                  (0.5)          22.6            (66.2)        36.3
  Loss on sale of Malaysian operation                      --                              --         24.8
  Interest, net                                          (5.1)           0.5            (14.9)        14.4
  Impairment on investments                                --             --              8.2           --
                                                       ------         ------           ------       ------
  Income (loss) before sale of certain assets,
    income taxes and extraordinary item                   4.6           22.1            (59.5)        (2.9)
  Operating results of certain operations
    disposed of during 2001
      Net sales                                            --           52.4             38.5        158.6
      Costs and expenses                                   --          (41.3)           (41.4)      (119.6)
                                                       ------         ------           ------       ------
                                                           --           11.1             (2.9)        39.0
  Gain on sale of certain operations                       --             --            168.4           --
                                                       ------         ------           ------       ------
                                                           --           11.1            165.5         39.0
                                                       ------         ------           ------       ------
  Income before income taxes and
    extraordinary item                                    4.6           33.2            106.0         36.1
  Income taxes                                            7.9           13.9             57.4         12.2
                                                       ------         ------           ------       ------
  Income (loss) before extraordinary item                (3.3)          19.3             48.6         23.9
  Extraordinary item -- loss on extinguishment
    of debt, net of tax effect                             --             --            (12.2)       (25.5)
                                                       ------         ------           ------       ------
  Income (loss) before cumulative effect of a change
    in accounting principle                              (3.3)          19.3             36.4         (1.6)
  Cumulative effect of adoption of SFAS 133,
    net of tax effect                                      --           (0.2)              --         (0.2)
                                                       ------         ------           ------       ------
NET INCOME (LOSS)                                        (3.3)          19.1             36.4         (1.8)
  Preferred dividends                                     --             --               --          (1.5)
                                                       ------         ------           ------       ------
NET INCOME (LOSS) TO COMMON SHAREHOLDERS                $(3.3)         $19.1            $36.4        $(3.3)
                                                       ======         ======           ======       ======
EPS
  Basic
  Income (loss) before extraordinary item              $(0.03)         $0.20            $0.46        $0.25
  Extraordinary item                                       --             --            (0.12)       (0.29)
                                                       ------         ------           ------       ------
  Net income (loss)                                    $(0.03)         $0.20            $0.34       $(0.04)
                                                       ======         ======           ======       ======
  Diluted
  Income (loss) before extraordinary item             $(0.03)         $0.19            $0.44        $0.24
  Extraordinary item                                       --             --            (0.11)       (0.27)
                                                       ------         ------           ------       ------
  Net income (loss)                                    $(0.03)         $0.19            $0.33       $(0.03)
                                                       ======         ======           ======       ======
WEIGHTED AVERAGE SHARES
  Basic                                                 105.7           96.1            105.5         88.3
                                                       ======         ======           ======       ======
  Diluted                                               105.7          102.6            108.9         95.3
                                                       ======         ======           ======       ======

                              INTERSIL CORPORATION
                                 BALANCE SHEETS
                                 (IN MILLIONS)



                                                 September 28,            June 29,
                                                     2001                   2001
                                                 -------------            --------
ASSETS
Current Assets
  Cash                                             $  624.2               $  633.3
  Trade receivables, net                               70.8                   62.3
  Inventories                                          66.9                   72.5
  Prepaid expenses and other current assets            11.4                   12.5
  Deferred income taxes                                21.8                   21.8
                                                   --------               --------
    Total Current Assets                              795.1                  802.4

Other Assets
  Property, plant & equipment, net                    136.6                  132.6
  Intangibles, net                                    251.8                  262.1
  Other                                                27.1                   33.9
                                                   --------               --------
    Total Other Assets                                415.5                  428.6
                                                   --------               --------
TOTAL ASSETS                                       $1,210.6               $1,231.0
                                                   ========               ========



LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Trade account payables                           $   26.1               $   33.4
  Income taxes payable                                 42.4                   39.5
  Other accrued items                                  91.4                  101.0
                                                   --------               --------
    Total Current Liabilities                         159.9                  173.9

Other Liabilities
  Deferred income taxes                                 6.2                    6.2
Total Shareholders' Equity                          1,044.5                1,050.9
                                                   --------               --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $1,210.6               $1,231.0
                                                   ========               ========

                              Intersil Corporation
                              Financial Highlights
                    (In millions, except per share amounts)

Adjustments to reconcile reported net income applicable to common shareholders to adjusted net income:

                                                                           Three Months Ended               Nine Months Ended
                                                                   September 28,     September 29,    September 28,    September 29,
                                                                        2001              2000             2001             2000
                                                                   -------------     -------------    -------------    -------------
Net income (loss)                                                  $      (3.3)       $      19.1      $      36.4      $      (1.8)

a) Amortization of acquisition-related intangibles                        11.3                5.9             33.6             11.4

b) Impairment of long-lived assets                                           -                  -              7.6                -

c) Restructuring                                                             -                  -             32.4                -

d) Impairment on investments                                                 -                  -              8.2                -

e) Loss on sale of Malaysian operation                                       -                  -                -             24.8

f) Operating results of certain operations sold                              -               (11.1)            2.9            (39.0)

g) Gain on sale of certain operations                                        -                   -          (168.4)              -

h) Excess inventory charge                                                   -                   -             19.2              -

i) Other                                                                     -                   -                -             1.2

j) Associated tax effects                                                 (2.2)                3.3             38.9            (0.6)

k) Tax rate adjustment                                                     5.2                   -              5.2               -

l) Cumulative effect of adoption of SFAS 133                                 -                   -                -              0.2

m) Loss on extinguishment of debt (net of tax)                               -                   -             12.2             25.5
                                                                   -------------     -------------    -------------    -------------
Adjusted Net Income                                                $      1.11       $        17.2    $        28.2     $       21.7
                                                                   =============     =============    =============     ============
Diluted Adjusted earnings per share                                $      0.10       $        0.17    $        0.26     $       0.23
                                                                   -------------     -------------    -------------    -------------
Diluted Adjusted earnings common shares                                  109.1               102.6            108.9             95.3
                                                                   -------------     -------------    -------------    -------------
Note: Amounts may not add due to rounding.








PRISM is a registered trademark, and PRISM Indigo and Endura are trademarks of Intersil Americas Inc. Intel, Microsoft, AMD, Compaq, IBM, Hewlett Packard, Sharp, Panasonic, Quanta, Legend, Primarion, Pentium, Duron, Athlon, are trademarks of those respective companies in the United States and certain other countries.

All other trademarks mentioned are the property of their respective owners.